Charles D. Snow, Certified Professional Geologist

CONSENT OF CERTIFIED PROFESSIONAL GEOLOGIST

I hereby consent to the inclusion and reference of my report dated January 10, 2008 entitled “Reno Creek Uranium Property, Campbell County, Wyoming” in the Registration Statement on Form S-1, and any amendments thereto, to be filed by American Uranium Corporation with the United States Securities and Exchange Commission.

Dated the13th day of March, 2008

/s/ Charles D. Snow
Charles D. Snow,
Certified Professional Geologist